Exhibit 10.12
[FORM FOR NON-EMPLOYEE DIRECTORS]
RESTRICTED STOCK AWARD NOTICE
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

Grant Date	Number of Restricted Shares

«Grant_Date»	«Restricted_Stock»
     1. Award Grant. This Notice certifies that, on the Grant Date set forth above American Medical Systems Holdings, Inc., a Delaware corporation (the “Company”), has granted to:
                                         (the “Participant”)
an award of restricted shares of the Company’s common stock, par value $.0l per share, as set forth above (the “Restricted Shares”).
     2. Subject to Plan. The Restricted Shares have been granted under the American Medical Systems Holdings, Inc. 2005 Stock Incentive Plan (As Amended and Restated) (the “Plan”) and the terms of the Plan are incorporated herein by reference. In the event of any conflict or inconsistency between this Notice and the Plan, the provisions of the Plan shall control. All capitalized terms used but not otherwise expressly defined in this Notice shall have the meaning ascribed to them in the Plan.
     3. Risk of Forfeiture and Transferability Restrictions. The Participant’s right to retain the Restricted Shares is subject to satisfaction of the vesting conditions set forth herein. The Restricted Shares will vest and become non-forfeitable, and the restrictions on transfer will lapse, on a cumulative basis, as set forth in Exhibit A hereto, provided that the Participant serves as a member of the Board of Directors of the Company on, and has been continuously serving as a member of the Board of Directors of the Company through, each such date. The Committee shall have the authority to modify the vesting of any or all of the then-unvested Restricted Shares as and in the manner set forth in the Plan. Prior to vesting on the terms and conditions above, no right or interest of the Participant in the Restricted Shares will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.
     4. Rights as a Stockholder. Except as provided in Sections 3 above, the Participant will have all voting, dividend, liquidation and other rights with respect to the Restricted Shares upon the Participant becoming the holder of record of such shares as if the Participant were a holder of record of shares of unrestricted Common Stock; provided, however, that any dividends or distributions (other than regular quarterly cash dividends) paid with respect to any unvested portion of the Restricted Shares will be subject to the same restrictions as the Restricted Shares to which such dividends or distributions relate. No interest will be paid on such dividends or distributions.

     5. Termination of Service. Subject to the authority of the Committee under Section 12.4 of the Plan, if the Participant’s service as a member of the Board of Directors of the Company terminates, for any reason, then all Restricted Shares unvested at the time of termination will be terminated and forfeited.
     6. Change in Control. If a Change in Control occurs, then all unvested Restricted Shares shall immediately fully vest and be non-forfeitable immediately prior to the Change in Control.
     7. Breach of Confidentiality, Non-Compete or Non-Solicitation. Notwithstanding anything in this Notice or the Plan to the contrary, in the event that the Participant materially breaches the terms of any confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of the Participant’s service as a member of the Board of Directors of the Company, the Committee in its sole discretion may require the Participant to surrender Restricted Shares, vested or unvested, and to disgorge any profits made or realized, in connection with the Restricted Shares.
     8. Participant. Whenever the word “Participant” is used in any provision of this Notice under circumstances where the provision should logically be construed to apply to the executors, the administrators, legal representatives or the person or persons to whom the Restricted Shares may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
     9. Binding Effect. This Notice shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.
Dated:

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:
Anthony P. Bihl
President and Chief Executive Officer